UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 29, 2016

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2150 St. Elzéar Blvd. West Laval, Quebec Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2016, the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”) increased the number of directors of the Board from twelve to thirteen. On December 29, 2016, Richard U. DeSchutter accepted his election as director of the Board. Mr. DeSchutter’s term as director commenced effective January 2, 2017 and his current term as director will expire at the Company’s 2017 annual shareholder meeting or upon his prior death or resignation, retirement or removal from the Board, whichever is earliest.

Prior to his retirement, Mr. DeSchutter served as the Chairman and Chief Executive Officer of DuPont Pharmaceuticals Company from July 2000 until its acquisition by Bristol-Myers Squibb in October 2001. Prior to DuPont, Mr. DeSchutter was a Director and Chief Administrative Officer of Pharmacia Corporation, which was created through the merger of Monsanto Company and Pharmacia & Upjohn in 2000. Prior to the merger, Mr. DeSchutter was a Director, Vice Chairman and Chief Administrative Officer for Monsanto. From 1995 to 1999, he served as Chairman and CEO of G.D. Searle & Co., Monsanto's wholly owned pharmaceutical subsidiary. Mr. DeSchutter currently serves as a director of AuVen Therapeutics and Applied Silver, Inc. He was previously Chairman of Incyte Corporation (2003 to 2015); Durata Therapeutics Inc. (2012 to 2014); and Lead Independent Director (2011 to 2014) and Director (2001 to 2014) of Smith & Nephew plc. Mr. DeSchutter earned a Bachelor of Science degree (1962) and a Master of Science Degree (1963) in Chemical Engineering from the University of Arizona.

Mr. DeSchutter will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices, as described in our Management Proxy Circular Statement filed with the Securities and Exchange Commission on April 29, 2016. There are no arrangements or understandings between Mr. DeSchutter and any other persons pursuant to which Mr. DeSchutter was selected as a director. Mr. DeSchutter was a director and equity holder of Sprout Pharmaceuticals, Inc., which we acquired in October 2015 and received a portion of the consideration in connection therewith, and there have been no other transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. DeSchutter that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. DeSchutter has not yet been named to any committees of the Board and, as of the date hereof, it has not been determined to which committees of the Board, if any, Mr. DeSchutter will be named.

A copy of the press release, dated January 4, 2017, announcing the appointment of Mr. DeSchutter to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release announcing the appointment of Mr. DeSchutter to the Board of the Company, dated January 4, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Christina Ackermann
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: January 4, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release announcing the appointment of Mr. DeSchutter to the Board of the Company, dated January 4, 2017.

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